EXHIBIT 10.19

WEYCO GROUP, INC.
DIRECTOR
NONQUALIFIED STOCK OPTION AGREEMENT

     This stock option is granted by Weyco Group, Inc., a Wisconsin corporation (the “Company”), to Robert Feitler (the “Director”) as of this 19th day of May , 2003 .

W I T N E S S E T H :

     WHEREAS, the Board of Directors of the Company (the “Board”), desiring to promote the growth and development of the Company and increase shareholder value by providing incentives for non-employee directors of the Company;

     NOW, THEREFORE, it is agreed as follows:

     1. Number of Shares Optioned; Option Price. The Company grants to the Director the right and option to purchase, on the terms and conditions hereof, all or any part of the aggregate of One Thousand, Five Hundred (1,500) shares of the presently authorized Common Stock of the Company, $1.00 par value, whether unissued or issued and reacquired by the Company, at the purchase price of Fifty Dollars and 37/100 ($50.37) per share. This Option is intended by the parties hereto to be, and shall be treated as, a nonqualified stock option.

     2. Conditions of Exercise of Option During Director’s Lifetime. This option may be exercised by Director at any time during Director’s lifetime after November 19, 2003. If the Director ceases to be a Director of the Company for any reason except death, Director may, at any time within 3 months after the date of such cessation of directorship but in no event later than the date of expiration of this option, exercise this option to the extent Director was entitled to do so on the date of such cessation of directorship.

     3. Death of Director. If Director dies while still serving as a Director of the Company, this option, whether or not otherwise exercisable at the time of such death, shall be exercisable by the person or persons to whom the option is transferred by will or the laws of descent and distribution, within one year following Director’s death and in no event later than the expiration date of this option. This option or any portion of this option not so exercised following Director’s death shall expire.

     4. Restrictions on Transfer of Underlying Shares; Deferral of Exercise. Neither the grant of this option nor the issuance of the underlying shares has been registered under the Securities Act of 1933 (the “Act”). Although the Company intends to exert its best efforts so that issuance of the shares purchasable upon the exercise of this option, when it first becomes exercisable, will be exempt from the registration requirements of the Act and any applicable state securities laws, if the exercise of this option would otherwise result in the violation by the Company of any provision of the Act or of any state securities law, the

Company may require that such exercise be deferred until the Company has taken appropriate action to avoid any such violation. In addition, the Director acknowledges that both this option and the underlying shares constitute “restricted securities,” may bear a legend restricting transfers, and may be transferred only in compliance with an exemption from the registration requirements of the Act (including Rule 144 thereunder) and applicable state law. Under Rule 144 under the Act, resales may not be permitted for the first year after the option has been exercised and fully paid, and resales during the second year would be subject to the volume limitations, notice requirements and other requirements of Rule 144.

     5. Exercise of Option May Be In Whole Or In Part. Subject to the conditions stated in paragraphs 2, 3 and 4 hereof, this option may be exercised for part or all of the total number of shares stated in paragraph 1. All or any part of the shares subject to this option so exercisable may be purchased at any time, and from time to time, but in no event after the expiration date provided in paragraph 8.

     6. Method of Exercising Option.

     (a) This option shall be exercised by delivering to the Company at the office of its Secretary in Milwaukee, Wisconsin a written notice of the number of shares with respect to which the option will be exercised and of the intended date of exercise.

     (b) Director shall pay the Company, on the date of exercise, the exercise price for the shares being purchased in full. No shares shall be issued until such payment is made therefore. Such payment may be made either (i) in cash or (ii) at the discretion of the Board, by delivering shares of the Company’s Common Stock which have been beneficially owned by the Director, the Director’s spouse, or both of them for a period of at least six months prior to the time of exercise (“Delivered Stock”) or a combination of cash and Delivered Stock. Delivered Stock shall be valued at its Fair Market Value determined as of the date of exercise of the option.

     7. Ownership of Shares. Director shall not be deemed the holder of any shares subject to this option until such shares are fully paid and issued to him upon exercise of this option.

     8. Expiration Date. This option shall expire at the close of business on May 19, 2013, or earlier if the Director ceases to be a Director of the Company (see paragraphs 2 and 3).

     9. Method of Valuation of Common Stock. The fair market value of the Company’s Common Stock on any date is deemed, for the purposes of this Agreement, to be either:

     (a) The average of the highest and lowest sale prices of the stock on such date as reported by NASDAQ (the National Association of Securities Dealers, Inc. Automated Quotation System) or, in the absence of reported sales on NASDAQ on said date, the average of the closing bid and asked prices for the stock on NASDAQ on said date; or

     (b) At any time when the stock is listed on any exchange, the average of the reported highest and lowest prices at which the shares are sold on such exchange on such date or, in the absence of reported sales on such exchange on said date, the average of the closing bid and asked prices for the stock on such exchange on such date.

     10. No Rights in Shares Until Certificates Issued. Neither the Director nor his heirs, executor or administrator shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any of the shares issuable upon the exercise of the option herein granted, unless and until certificates representing such shares shall have been issued.

     11. Prohibition Against Pledge, Attachment, etc. Except as otherwise provided, this option and the rights and privileges pertaining thereto shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

     12. Option Not Transferable During Director’s Lifetime. This option shall be exercisable, during the Director’s lifetime (to the extent exercisable), only by him and shall not be transferable by the Director other than by his will or by the laws of descent and distribution.

     13. Changes in Stock. In the event there are any changes in the Common Stock of the Company through a stock split, stock dividend, combination or exchange of shares, or other similar change affecting the Common Stock of the Company, the Board shall make, such changes in the aggregate number, price and kind of shares subject to this option, as are appropriate and equitable to prevent any diminution or enlargement of the rights granted to or available for Director.

     14. Dissolution or Merger. Upon the dissolution or liquidation of the Company or upon any merger in which the Company is not the surviving corporation and which is approved by the Company’s non-insider shareholders (a “triggering event”), the Company shall settle this option, if outstanding and exercisable, for cash. The amount of cash to be paid to the Director for this option if it has not been exercised, or any unexercised portion hereof if this option has been exercised in part, shall be equal to the difference between the exercise price and the fair market value of the Company’s Common Stock on the effective date of the triggering event.

     15. Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company in care of its Secretary, Post Office Box 1188, Milwaukee, Wisconsin 53201, and any notice to be given to the Director may be addressed to him at his address as it appears on the Company’s records or at such other address as either party may hereafter designate in writing to the other. Any such notice shall have been deemed to have been duly given if and when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, certified and deposited, postage prepaid, in a post office or branch post office regularly maintained by the United States Government.

     16. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company.

     17. Wisconsin Contract. This option has been granted in Wisconsin and shall be construed under the laws of that state.

     18. Government and Other Regulations. The obligation of Weyco Group, Inc. to sell and deliver shares of Common Stock under this agreement and the Plan shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by governmental agencies as may be deemed necessary or desirable by the Board, including (without limitation) the satisfaction of all applicable federal, state and local tax withholding requirements.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its Chief Executive Officer or President and to be sealed with its corporate seal, attested by its Secretary or one of its Assistant Secretaries, and the Director has hereunto set his hand and seal, all as of the day and the year first above written, which is the date of the granting of the option evidenced hereby.

WEYCO GROUP, INC.

By: /s/ Thomas W. Florsheim, Jr.

Title: Chairman & CEO

ATTEST:

/s/ John Wittkowske
Secretary

/s/ Robert Feitler
Director